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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-79556) and in the Registration Statements on Form S-8 (Nos. 33-61888, 33-76742, 33-91820 and 333-04202) of U.S. Can Corporation, of our report dated March 1, 1996 relating to the combined financial statements of the Aerosols Divestiture Package, which appears in the Current Report on Form 8-K/A-1 of U.S. Can Corporation dated October 2, 1996.

Paris, October 2, 1996



Befec-Price Waterhouse
Jean-Pierre Caroff